UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

Markel Corporation
(Exact name of Registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 18, 2019, Markel Corporation (“Markel”) issued a press release announcing that effective immediately, Anthony Belisle and Alissa Fredricks, Chief Executive Officer and Chief Executive Officer – Bermuda of Markel CATCo Investment Management Ltd (“Markel CATCo”), respectively, are no longer with Markel CATCo. Markel CATCo is an indirect, wholly-owned subsidiary of Markel.

As previously announced, after being notified of governmental inquiries into loss reserves recorded in late 2017 and early 2018 at Markel CATCo and its subsidiaries, Markel engaged outside counsel to conduct an internal review. During the course of the internal review, Markel discovered violations by Mr. Belisle and Ms. Fredricks of Markel policies relating to an undisclosed personal relationship, and prompt action was taken. The internal review relating to loss reserving continues with no conclusions reached at this time.

Effective immediately, management and oversight of Markel CATCo, which includes approximately 25 employees, will be provided by Jed Rhoads, President and Chief Underwriting Officer, Markel Global Reinsurance, and Andrew “Barney” Barnard, Senior Managing Director, Head of International Property Catastrophe and Retro Reinsurance at Markel Global Reinsurance. Markel will commence a search for Markel CATCo’s new Chief Executive Officer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 18, 2019

MARKEL CORPORATION

By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary